[JordenBurt Letterhead]


                                   May 1, 2000

AIG Life Insurance Company
One Alico Plaza
600 King Street
Wilmington, DE  19801

Ladies and Gentlemen:

     We hereby consent to the reference to our name under the caption "Legal Counsel" in the Statement of Additional Information contained in Post-Effective Amendment No. 6 to the Registration Statement on Form S-6 (File No. 333-34199) filed by AIG Life Insurance Company and Variable Account II with the Securities and Exchange Commission under the Securities Act of 1933 and the Investment Company Act of 1940 on or about May 1, 2000.

Very truly yours,

/s/Jorden Burt Boros Cicchetti Berenson & Johnson
Jorden Burt Boros Cicchetti Berenson & Johnson